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                                                                    Exhibit 10.2

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         FIRST STATES PARTNERS II, L.P.
                      (A Pennsylvania Limited Partnership)

        This Amended and Restated Limited Partnership Agreement ("Agreement") is made and entered into as of September 10, 2002, by and among First States Management, LLC, a Delaware limited liability company, as the general partner ("General Partner"), and all other persons who shall execute this Agreement as limited partners (all of whom are hereinafter collectively referred to as "Limited Partners" and each of whom is hereinafter sometimes referred to individually as a "Limited Partner"), for purposes of continuing First States Partners II, L.P., a partnership under the laws of the Commonwealth of Pennsylvania (the "Partnership").

                                   BACKGROUND

        The Partnership was formed on September 12, 2000 and prior to the date hereof, operated pursuant to the terms of a Limited Partnership Agreement, dated as of September 12, 2000 (the "Pre-existing Limited Partnership Agreement").

        Pursuant to the organization of American Financial Realty Trust, a Maryland real estate investment trust (the "REIT"), Limited Partners who were parties to the Pre-existing Limited Partnership Agreement (the "Pre-existing Limited Partners") have contributed in the aggregate 87.49% of their Partnership Interests to First States Group, L.P. (the "OP"), a Delaware limited partnership in exchange for units of limited partnership interest in the OP ("Partnership Units") or cash or a combination thereof, all pursuant to the Contribution Agreement, dated September __, 2002, among the OP and the individuals and entities set forth on Schedule I, attached thereto (the "Contribution Agreement"). The General Partner desires to admit the OP as a substitute Limited Partner.

        The parties hereto desire to continue the Partnership pursuant to the Revised Uniform Limited Partnership Act of the Commonwealth of Pennsylvania, as amended from time to time (the "Act") for the purposes, among other purposes, of owning and operating directly or indirectly (through subsidiary entities) the Bank Property (defined below). This Agreement amends and restates the Pre-existing Limited Partnership Agreement in its entirety.

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1.      DEFINITIONS. For convenience and brevity, certain terms used in this
Agreement are defined in Schedule I hereto instead of when first used in this Agreement. Each defined term used in the Agreement has been identified by capitalizing the first letter in such term.

2.      GENERAL PROVISIONS

        2.1     Continuation of the Partnership; Admission of Partners.

                (a) The Partners hereby agree to continue the Partnership under the Act. The Act shall govern the rights and obligations of the Partners except as otherwise expressly set forth herein. The parties hereto hereby amend and restate the Pre-existing Limited Partnership Agreement in its entirety and enter into this Agreement.

                (b) Upon execution of this Agreement, First States Group, L.P. shall be admitted as a limited partner of the Partnership.

        2.2 Name. The name of the Partnership continued hereby is "First States Partners II, L.P." The name of the Partnership may be changed at any time in the discretion of the General Partner to any name permissible under the Act. The General Partner shall give prompt notice of any name change to the Limited Partners.

        2.3 Principal Place of Business. The principal place of business of the Partnership shall be 1725 The Fairway, Jenkintown, Pennsylvania 19046 or such other location as may hereafter be determined by the General Partner. The General Partner shall notify the Limited Partners of any change in the principal place of business of the Partnership.

        2.4 Title to Partnership Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership. The Partnership may hold any of its assets in its own name or in the name of its nominee, which nominee may be a Partner or an Affiliate of a Partner and may be one or more individuals, partnerships, trusts or other entities.

        2.5 Partition. No Partner, nor any successor-in-interest to any Partner, shall have the right, while this Agreement remains in effect, to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each of the Partners, on behalf of itself and its successors, representatives and assigns, hereby waives any such right. It is the intention of the Partners that, during the term of this Agreement, the rights of the Partners and their successors-in-interest shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of any Interest shall be subject to the limitations and restrictions of this Agreement.

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        2.6     Purpose of the Partnership. The purpose of the Partnership shall be to continue to own, hold, maintain, operate, manage, improve, develop and lease, directly or indirectly (through subsidiary entities), the property known as "Unit #1 and Unit #2 of 123 South Broad Condominium" that is located at 123 South Broad Street, Philadelphia, Pennsylvania and 1319 Walnut Street, Philadelphia, Pennsylvania (the "Bank Property"), to engage in such other activities as may be necessary or advisable in connection with the ownership, operation, management and leasing of the Bank Property, and to engage in such other activities as may be necessary therefor or incidental thereto (collectively, the "Business"). In furtherance of its purpose, the Partnership shall have and may exercise all of the powers now or hereafter conferred upon limited partnerships formed under the Act, and, to the extent permitted by applicable law, the Partnership may do any and all things related to the Business.

        2.7 Activities of the Partners. The General Partner, Limited Partners or any of their Affiliates may engage in or hold an interest in other business ventures and activities of any nature, including, without limitation, ventures and activities similar to or competitive with those of the Partnership, and neither the Partnership nor the other Partners shall, by virtue of this Agreement, have any interest or rights in or to such other business ventures and activities or any liability or obligation with respect thereto. The Limited Partners expressly acknowledge that the OP owns, will continue to own and as part of its business plan and the business plan of the REIT will acquire properties and businesses, including real estate assets and interests therein, that may be competitive with the Bank Property, and no Limited Partner shall have, by virtue of this Agreement, any interests or rights in or to any of the other assets, properties or businesses owned or to be owned by the OP.

        2.8 Further Assurances. Each Partner agrees to perform such further acts and to execute and deliver such further documents as may be necessary to enable the Partnership to carry out its purposes or comply with applicable law. Whenever necessary, each of the Partners shall also use its best efforts to cause its Affiliates to assist in enabling the Partnership to carry out its purposes or to comply with applicable law.

3.      CAPITALIZATION

        3.1     Capital Accounts and Percentage Interests.

                (a) The Partnership shall establish and maintain Capital Accounts determined and adjusted in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). The Partners have previously made capital contributions to the Partnership.

                (b) A Partner shall not be entitled to withdraw any part of its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Any Partner, including any substituted Partner, that shall receive an Interest or whose Interest shall

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be increased by means of a transfer to it of all or part of the Interest of another Partner, shall have a Capital Account that reflects such transfer.

                (c) As of the date hereof, the Partners listed on Schedule II hereto shall have the Percentage Interests set forth on Schedule II hereto, which may be adjusted pursuant to Section 3.7 hereof.

        3.2 Additional Capital Contributions. No additional Capital Contributions shall be required to be made by the Partners. In the event any additional Capital Contributions are necessary, such Capital Contributions shall be made solely by the OP and the OP's Capital Account shall be increased to reflect such Capital Contribution. The Percentage Interests of the Partners shall not be adjusted as a result of any such additional Capital Contributions.

        3.3 Liability of Limited Partners. Except as and to the extent provided by law, the Limited Partners shall not be liable for any of the debts or obligations of the Partnership.

        3.4 Use of Capital Contributions. The Capital Contributions made pursuant to this Section 3 shall be used, together with other funds available to the Partnership, to engage in the Business and for the payment of the liabilities and obligations of the Partnership.

        3.5 No Interest on or Return of Capital. No Partner shall be entitled to interest on any Capital Contribution or Capital Account. No Partner shall have the right to demand or receive the return of all or any part of any Capital Contribution or Capital Account, except as otherwise may be expressly provided herein, and no Partner shall be personally liable for the return of the Capital Contribution of any other Partner.

        3.6 Additional Interests in the Partnership. The General Partner may, in its sole discretion, but subject to the limitation expressed in the next following sentence, issue additional interests in the Partnership (including different classes of interests) for such consideration as the General Partner may deem appropriate to such Persons (including any Partner, any Affiliate of any Partner or any Person who is not then a Partner) and on such terms and conditions as the General Partner may deem acceptable. Notwithstanding the foregoing, the General Partner shall first offer any such additional interests in the Partnership (including different classes of interests) to the existing Partners pro rata in accordance with their Percentage Interests. Each new Partner shall execute an instrument agreeing to be bound as either a General Partner or a Limited Partner by the terms and conditions of this Agreement. The General Partner shall promptly amend Schedule II to reflect the issuance of additional Partnership Interests to a new or existing Partner.

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        3.7     Adjustment to Percentage Interests.

                (a) On the date which is first day of the 38th month after the date hereof (the "Trigger Date"), each Partner's Percentage Interest shall adjust to the respective Adjusted Percentage Interest set forth on Schedule II next to each Partner's name and this Agreement shall be automatically amended to change all references to Percentage Interest to Adjusted Percentage Interest, as appropriate, and such amendment shall not require the consent of the Partners.

                (b) During the 30-day period preceding the Trigger Date, the OP may, but is not obligated to, offer to acquire all of each of the other Limited Partner's Interest at a purchase price equal to or greater than the Acquisition Price (as defined below). If the OP offers to acquire any Limited Partner's Interest pursuant to this Subsection (b), it must offer to acquire all of the Limited Partners' Interests from the other Limited Partners. No Partner shall have any obligation to accept the OP's offer. The "Acquisition Price" shall mean (i) the Limited Partner's Percentage Interest (ii) multiplied by the Purchase Price for the Partnership as determined pursuant to Section 2.2 of the Contribution Agreement as of the Closing Date (as defined in the Contribution Agreement) but without deduction for the Disposition Fee (as defined in the Contribution Agreement), (iii) multiplied by .1235955 payable in Partnership Units valued at $10 per Partnership Unit.

                (c)     In the event the OP makes the offers described in
Section 3.7(b), the adjustments described in Section 3.7(a) shall not occur and each Partner's Percentage Interest shall remain the same respective Percentage Interest in effect immediately prior to the Trigger Date and this Agreement shall not be amended as described in Section 3.7(a).

4.      ALLOCATIONS OF PROFIT AND LOSS

        4.1     Allocations Generally. Except as otherwise provided in Section
4.2 or 4.3 hereof, Income and Loss for a taxable year shall be allocated among the Partners as follows:

                (a) Income shall be allocated among the Partners in accordance with their respective Percentage Interests.

                (b) Loss shall be allocated among the Partners in accordance with their respective Percentage Interests.

                (c) Limitation on Loss Allocations. The Loss allocated pursuant to Section 4.1(b) shall not exceed the maximum amount of Loss that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Loss pursuant to Section 4.1(b) hereof, the limitation set forth in this Section 4.1(c)

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shall be applied on a Partner by Partner basis so as to allocate the maximum permissible Loss to each Partner under Treasury Regulation
Section1.704-1(b)(2)(ii)(d).

        4.2     Special Allocations

                (a) Minimum Gain. If, in any year there is a net decrease in Minimum Gain (other than a decrease for which a minimum gain chargeback is not required under Treasury Regulation Section 1.704-2(f)), then each Partner will be allocated Income equal to that Partner's share of the net decrease in minimum gain for the year, as determined by Treasury Regulation Section 1.704-2(g)(2). The items of Income to be allocated under this section are determined under Treasury Regulation Section 1.704-2(j)(2). In the event there is insufficient Income for the year to fully chargeback each Partner's share of the decrease in Minimum Gain, then the chargeback for the year shall be in proportion to each Partner's share of the decrease and any decrease that has not been charged back shall be carried over and be treated as a decrease in Minimum Gain in the following year. This subsection is intended to comply with the minimum gain chargeback requirement of Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                (b) Partner Minimum Gain. If, in any year there is a net decrease in Partner Minimum Gain (other than a decrease for which a Partner Minimum Gain chargeback is not required under Treasury Regulation Section 1.704-2(i)(4)), then, after the allocation set forth above in Section 4.2(a), each Partner will be allocated Income equal to that Partner's share of the net decrease in Partner Minimum Gain for the year, as determined by Treasury Regulation Section 1.704-2(i)(3). The items of Income to be allocated under this section are determined under Treasury Regulation Section 1.704-2(j)(2). In the event there is insufficient Income for the year to fully chargeback each Partner's share of the decrease in Partner Minimum Gain, then the chargeback for the year shall be in proportion to each Partner's share of the decrease and any decrease that has not been charged back shall be carried over and be treated as a decrease in Partner Minimum Gain in the following year. This subsection is intended to comply with the requirement of Treasury Regulation Section 1.704-2(i)(4) that there be a chargeback of partner nonrecourse debt minimum gain and shall be interpreted consistently therewith.

                (c) Qualified Income Offset. In the event any Partner received any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that was not reasonably expected at the end of the preceding year and that causes, or increases, an Adjusted Capital Account Deficit, items of income and gain shall be allocated to that Partner in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit. If there is insufficient Income in any year to make the allocation called for under this subsection, then the shortfall shall be carried over to subsequent years and will be treated as items to be offset in those years. Allocations under this subsection will only be made to the extent that a Partner has an

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Adjusted Capital Account Deficit after all other allocations provided in Section
4 have been tentatively made as if this subsection were not in the Agreement.

                (d) Partnership Nonrecourse Deductions. Loss attributable (under Treasury Regulation Section 1.704-2(c)) to "partnership nonrecourse liabilities" (within the meaning of Treasury Regulation Section 1.704-2(b)(1)) shall be allocated among the Partners in the same proportion as their respective Percentage Interests.

                (e) Partner Nonrecourse Deductions. Loss attributable under Treasury Regulation Section 1.704-2(i)(2) to "partner nonrecourse debt" (within the meaning of Treasury Regulation Section 1.704-2(b)(4)) shall be allocated, in accordance with Treasury Regulation Section 1.704-2(i)(1), to the Partner who bears the economic risk of loss with respect to the debt to which the Loss is attributable.

                (f) Curative Allocations. The allocations set forth in Sections 4.1(c), 4.2(a), 4.2(b), 4.2(c), 4.2(d) and 4.2(e) (the "Regulatory
Allocations") are intended to comply with certain provisions of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset with other Regulatory Allocations or with special allocations of other Partnership Items pursuant to this Section 4.2(f). Therefore, notwithstanding any other provision of this Section 4 (other than the Regulatory Allocations), the General Partner shall make such offsetting allocations of Partnership Items in whatever manner it shall determine appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 4.1(a) and 4.1(b).

        4.3     Other Allocation Rules.

                (a) Allocations of Partnership Items with respect to any property contributed to the capital of the Partnership shall, solely for federal, state and local income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership and its fair market value (as agreed herein). The Partners further agree that any gain or income attributable to the difference between the agreed fair market value of the Purchase Agreement and the Partnership's basis therein for tax purposes shall be deemed to be an item governed by Section 704(c) of the Code and, pursuant to Section 704(c) of the Code and the regulations promulgated thereunder shall be allocated when recognized in whole or in part to the Partner contributing the Purchase Agreement. Upon contribution of the Purchase Agreement to the Partnership, the Partnership shall be provided sufficient information for it to determine the amount of such built-in gain or income. The Partnership shall then allocate such built-in gain or income among the properties to be purchased by the Partnership pursuant to the Purchase Agreement. Such

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allocation shall be based upon the proportion of the relative fair market values of each property to the sum of the fair market values of all properties purchased. Upon the sale, disposition, or other recognition event for tax purposes of any property, gain or income attributable to Section 704(c), at the time of the recognition of such gain/income by the Partnership with respect to such property(ies), shall be allocated at that time to the Partner contributing the Purchase Agreement. The Partners hereby further agree that such allocation of gains/income shall not require, or otherwise entitle the Partner that contributed the Purchase Agreement to any priority cash distribution, notwithstanding any other provision of this Agreement, as amended.

                (b) If during any fiscal year of the Partnership there is a change in any Partner's Interest, then for purposes of complying with Code
Section 706(d), the determination of items of Income and Loss allocable to any such period shall be made by using any method permissible under Code Section 706(d) and the Treasury Regulations thereunder as may be determined by the General Partner.

                (c)     The Partners agree to be bound by the provisions of this
Section 4 in reporting their shares of Partnership Items for tax purposes.

5.      DISTRIBUTIONS

        5.1     Distributions of Cash.

                (a) Net Cash Flow. Except as provided in Section 8 regarding liquidating distributions, Net Cash Flow shall be determined by the General Partner and shall be distributed to the Partners no less frequently than annually to the Partners in accordance with their respective Percentage Interests.

                (b) Net Proceeds of Sales or Refinancings. Except as provided in Section 8 regarding liquidating distributions, Net Proceeds of Sales or Refinancings shall be distributed within a reasonably practicable time after receipt, as determined by the General Partner to the Partners in accordance with their Percentage Interests.

                (c) For purposes of this Section 5.1, the Partners acknowledge that, in accordance with the definitions of Net Cash Flow and Net Proceeds of Sales or Refinancings provided in Schedule I, the General Partner may, in its sole discretion, adjust the amount which would otherwise constitute Net Cash Flow or Net Proceeds of Sales or Refinancings by establishing, adding amounts to, and releasing (with respect to Net Cash Flow) amounts from, such reserves as it deems, in its sole discretion, to be necessary or advisable for working capital, contingencies, replacements, expansions, acquisitions, or other expenditures of the Partnership.

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        5.2     Distributions in Kind. The General Partner may direct that property of the Partnership be distributed (including upon the dissolution and liquidation of the Partnership) in kind, provided that such a distribution in kind shall, to the extent possible, be distributed to the Partners in accordance with Section 5.1(a) as though the fair market value of the distributed property was Net Proceeds of Sales or Refinancings (except that distributions in liquidation shall be made in accordance with Section 8). The amount by which the fair market value of any property to be distributed in kind to the Partners exceeds or is less than the book value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in determining Partnership Income and Loss and determining the Capital Accounts of the Partners as if such property had been sold at its fair market value immediately prior to the distribution. If any assets are sold in transactions in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account when realized in computing gain or loss of the Partnership for purposes of allocation of Partnership Income and Loss under Section 4, and, if such sales shall involve substantially all the assets of the Partnership, the Partnership shall be deemed to have been dissolved and terminated notwithstanding any election by the Partnership to continue the Partnership for purposes of collecting the proceeds of such sales.

        5.3 Cash in Return of Capital. No Partner shall be entitled to demand and receive property other than cash in return for such Partner's Capital Contribution or in payment of any other distributions to which such Partner is entitled.

6.      MANAGEMENT AND OPERATIONS

        6.1 Authority of the General Partner. The General Partner shall have the sole and exclusive right to manage the business of the Partnership and shall have all of the rights and powers which may be possessed by general partners under the Act including, without limitation, the right and power to perform any act permitted or required to be performed by the Partnership in connection with the accomplishment of Partnership purposes. Except as otherwise provided in this Agreement, the General Partner shall have the following powers and duties and shall be permitted, on behalf of the Partnership, to act in all matters affecting the day-to-day management and supervision of the Partnership's affairs, including:

                (a) execute and deliver any loan documents relating to the business of the Partnership and enter into and perform such additional agreements as are deemed necessary by the General Partner in connection with the Partnership's consummation of any loan to the Partnership;

                (b) enter into arrangements with brokers to assist in the leasing of space to tenants, if such arrangements, in the judgment of the General Partner, are prudent, and pay any leasing or brokerage commission incident thereto as a Partnership expense;

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                (c)     purchase and maintain fire and extended coverage,
liability, workmen's compensation, rental loss and other insurance with respect to any property owned or leased by the Partnership or any subsidiary thereof;

                (d) enter into arrangements from time to time with qualified property managers, including, without limitation, any Affiliate of the General Partner for management of any real property owned or leased by the Partnership or any subsidiary thereof, and improvements thereon, if such arrangements, in the judgment of the General Partner, are prudent, and pay any reasonable and customary management fee incident thereto as a Partnership expense;

                (e) exercise any power, authority or duty delegated or appointed to the General Partner under this Agreement; and

                (f) take all other actions determined necessary or advisable by the General Partner for the accomplishment of the Partnership's purposes.

        Notwithstanding the foregoing, the General Partner may not directly or indirectly sell, assign or otherwise transfer, or refinance the Partnership's interest in the Bank Property without the prior consent of a Majority-In-Interest of the Limited Partners other than the OP, provided that this consent shall cease to be required in the event the OP makes the offers described in Section 3.7(b) hereof.

        6.2 Right to Rely on General Partner. Any Person dealing with the Partnership may rely upon a certificate signed by the General Partner as to:

                (a)     the identity of any Partner;

                (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any other manner germane to the affairs of the Partnership;

                (c) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

                (d) any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

        6.3     Duties and Obligations of General Partner.

                (a) General Duties. The General Partner shall take all actions that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the Commonwealth of Pennsylvania.

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                (b)     Required Effort. The General Partner shall devote to the
Partnership such time as may be necessary for the proper performance of all duties hereunder, but the General Partner shall not be required to devote full time to the performance of such duties.

                (c) Fiduciary Obligation. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Partners, including the safekeeping and use of all Partnership property and the use thereof for the exclusive benefit of the Partnership.

        6.4 No Management by Limited Partner. No Limited Partner shall have any personal liability whatsoever to the Partnership or any of the Partners or the creditors of the Partnership, except as expressly required by law. Except as otherwise set forth in this Agreement, the Limited Partners shall have no rights or powers to take part in the management and control of the Partnership and its business and affairs.

        6.5 Withdrawal of a Limited Partner. Without the written consent of the General Partner, no Limited Partner may voluntarily withdraw from the Partnership. The withdrawal of a Limited Partner shall not dissolve the Partnership.

        6.6 Death, Dissolution or Bankruptcy of a Limited Partner. The death, incompetence, bankruptcy, dissolution or liquidation of a Limited Partner shall not result in the termination of the Partnership. Notwithstanding anything contained herein to the contrary, such Limited Partner's successor, estate or legal representative shall have no voice or control in the management of the Partnership and shall be bound by the terms of this Agreement.

        6.7 Indemnification of Partners. The Partnership, its receiver or its trustee shall indemnify, save harmless and pay all judgments and claims against any Partner, its officers, directors and trustees, as applicable (the "Indemnified Parties") relating to any liability or damage incurred by reason of any act performed or omitted to be performed by an Indemnified Party in connection with the business of the Partnership, including attorneys fees incurred by the Indemnified Party in connection with the defense of any action based on any such act or omission; provided, however no Indemnified Party shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

        6.8 Compensation and Expenses of General Partner. In addition to the distributions and allocations provided for elsewhere in this Agreement, the General Partner may charge the Partnership for any direct expenses reasonably incurred in connection with the Partnership business.

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7.       ACCOUNTING, FINANCIAL AND TAX MATTERS

        7.1 Books and Records. The General Partner shall maintain or cause to be maintained complete and accurate books and records with respect to the Partnership. The books and records of the Partnership shall be kept at the principal place of business of the Partnership or at such other location as is convenient to the General Partner. The books and records for any taxable year shall be retained until such taxable year has been closed for each of the Partners under federal and state income tax laws, by the running of the statute of limitations or otherwise. The General Partner shall, upon reasonable prior notice and during normal business hours, make available to any Partner or its representatives or designees all properties, assets, books of account, records and contracts of the Partnership, and any other material reasonably requested by the inspecting Partner, for inspection and, in the case of such books of account, records and contracts, copying at the inspecting Partner's cost, and shall use its best efforts to make available to the inspecting Partner the accountants and counsel to the Partnership for interviews to verify any information furnished or to enable the inspecting Partner otherwise to review the Partnership and its operations. The General Partner shall provide access to the facilities, systems and books and records of the Partnership to the extent reasonably considered necessary by the accountants and internal audit departments of the inspecting Partner in the performance of the audits of the inspecting Partner.

        7.2 Fiscal Year. The Partnership's fiscal year shall be the calendar year, until, if ever, a different fiscal year is required by the Code or Treasury Regulations.

        7.3 Financial Statements. As soon as practicable following the end of each fiscal year (and in any event not later than 180 days after the end of such fiscal year), the General Partner shall prepare and deliver to each Partner a balance sheet of the Partnership as of the end of such fiscal year and the related statement of operations, Capital Accounts and cash flows of the Partnership for such fiscal year, each prepared in accordance with GAAP, except as otherwise indicated therein.

        7.4 Tax Matters Partner. The General Partner shall act as "tax matters partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code and file a designation of itself as such with the IRS.

        7.5 Tax Returns. The General Partner shall prepare, or cause to be prepared, and will attempt to distribute to the Limited Partners within 90 days after the close of each calendar year, such returns and other information (including a Form K-1) relating to the Partnership as is necessary to enable the Limited Partners to prepare such federal, state, and local tax returns as are required.

        7.6 Bank Accounts. The General Partner shall maintain appropriate accounts at one or more financial institutions for all funds of the Partnership. Such accounts shall be used solely for the business of the Partnership. Withdrawal from such accounts shall be made only upon the signature of the General Partner or by any person authorized to do so by the General Partner.

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        7.7     Determination of Tax Book Value of Partnership Assets.

                (a) Except as set forth below, the "Tax Book Value" of any Partnership asset is its adjusted basis for federal income tax purposes.

                (b) The initial Tax Book Value of any assets contributed by a Partner to the Partnership shall be the agreed fair market value of such assets, increased by the amount of liabilities of the contributing Partner assumed by the Partnership in connection with the contribution of such assets plus the amount of any other liabilities to which such assets are subject.

                (c) The Tax Book Value of all Partnership assets may be adjusted by the General Partner to equal their respective gross fair market values as of the following times: (i) the admission of a new Partner to the Partnership or the acquisition by an existing Partner of additional Interests;
(ii) the distribution by the Partnership of money or property to a withdrawing, retiring or continuing Partner in consideration for the retirement of all or a portion of such Partner's Interest; and (iii) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code.

                (d) The Tax Book Value of the Partnership asset distributed to any Partner will be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the General Partner; and

                (e) The Tax Book Value of the Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this section to the extent that the General Partner determines that an adjustment pursuant to subsection (c) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment to this subsection (e).

        If Tax Book Value of an asset has been determined or adjusted to subsection (i), (ii) or (iv) hereof, such Tax Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Income and Loss.

                (f) This Section 7.7 shall not affect the book value of any assets for financial reporting purposes.

8.      DURATION AND TERMINATION

        8.1 Duration of the Partnership. The Partnership was formed on September 12, 2000. This Agreement shall become effective as of the date of execution of this Agreement by the Partners. The Partnership shall continue in perpetuity until sooner terminated in accordance with the provisions of this Agreement or by operation of law.

        8.2 Termination of the Partnership. The Partnership shall be dissolved upon the occurrence of any of the following events (a "Dissolution Event"):

                (a) the General Partner's determination that it is no longer profitable to continue the business of the Partnership;

                (b)     the withdrawal or Bankruptcy of the General Partner;

                (c) the sale by the Partnership of all or substantially all of its assets; and

                (d) the Partnership ceasing to be taxed as a partnership for Federal income tax purposes.

        Notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Dissolution Event.

        8.3 Activities of the Partnership. Upon the occurrence of a Dissolution Event, the continuing operation of the Partnership's business shall be confined to those activities reasonably necessary to wind up the Partnership's affairs, discharge its obligations, and preserve and distribute its assets.

        8.4     Winding Up and Liquidation.

                (a) Upon dissolution of the Partnership, the General Partner or a liquidator or liquidating committee selected by the General Partner (the "Liquidator") shall be responsible for the winding up of the affairs of the Partnership and the distribution of its assets. In connection with a winding up of the affairs of the Partnership, the Liquidator shall cause an accounting to be made of the assets and liabilities of the Partnership. If any liability is contingent or uncertain in amount, a reserve will be established in such amount as the Liquidator deems reasonably necessary. Upon satisfaction or other discharge of such contingency, the amount of the reserve not required, if any, will be distributed as provided in this Section 8.4.

                (b) The Liquidator shall be entitled to receive such compensation for its services as may be approved by the General Partner. The Liquidator shall agree not to resign at any time without fifteen (15) days' prior written notice and may be removed at any time, with or without cause, by notice of removal signed by the General Partner. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be selected by the General Partner. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Section 8, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the Partners, all of the powers conferred upon the Liquidator under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

                (c) The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the order of priority set forth in Section 8.5, unless otherwise required by mandatory provisions of applicable law.

                (d) The Liquidator shall be authorized to sell any, all or substantially all of the assets of the Partnership for deferred payment obligations, and to hold, collect and otherwise administer any such obligations or any other deferred payment obligations held or acquired as assets of the Partnership.

                (e) A reasonable time, including, without limitation, any time required to collect deferred payment obligations, shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Liquidator to reasonably minimize any losses attendant upon the liquidation.

        8.5 Application of Proceeds. Upon the dissolution of the Partnership (other than pursuant to Section 708(b)(1)(B) of the Code), the Partnership's assets shall be liquidated and the cash proceeds therefrom shall be distributed and applied in the following manner and order of priority:

                (a) First, to the payment of the debts and liabilities of the Partnership, other than liabilities for distributions by the Partnership to the Partners or to Affiliates of the Partners;

                (b) Second, to the establishment of any reserves as the General Partner may deem reasonably necessary for contingent, conditional or unmatured claims or obligations of the Partnership arising out of or in connection with the Partnership or its liquidation. Such reserves shall be held by the Liquidator for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, as soon as practicable (or at such earlier time as shall be deemed advisable by the General Partner), to distribute the balance thereafter remaining in the manner provided in the following subdivisions of this Section 8.5;

                (c) Third, to the Partners in accordance with their respective positive Capital Accounts, as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs.

9.      TRANSFER OF INTERESTS IN THE PARTNERSHIP

        9.1 Restriction on Transfer by Limited Partners. No Limited Partner shall sell, assign, transfer, exchange, mortgage, pledge, grant a security interest in, or otherwise dispose of or encumber (any of the foregoing being herein referred to as a "Transfer") all or any part of its Interest; provided, however, that a Limited Partner (a "Transferring Partner") may transfer its Interest (a) to any Family Member, (b) to any of its Affiliates, (c) with the written consent of the General Partner which consent may be denied in the General Partners' sole discretion, (d) pursuant to Section 3.7, (d) upon satisfaction of the right of first refusal procedures set forth in Section 9.2. In addition, neither the Partnership nor the Partners shall be bound by any such assignment or transfer until the assignee or transferee has complied with
Section 9.3.

        9.2     Right of First Refusal.

                (a)     Except as expressly permitted under Sections 9.1 (a),
(b), (c) or (d), any Limited Partner may Transfer all or any part of its Interest to a third party only after such Transferring Partner first offers its Interest (the "Transfer Interest") to the Partners (the "Nontransferring Partners") in the following order of preference: (i) first, to the OP; (ii) second, to be redeemed by the Partnership (thus, proportionately increasing the Percentage Interests of each of the Nontransferring Partners); (iii) third, to all other Nontransferring Partners; and (iv) fourth, to the General Partner. The Transferring Partner shall notify the Partners of its intention to Transfer its Transfer Interest not less than sixty days prior to the proposed Transfer. The written notice (the "First Offering Notice") shall describe in reasonable detail the terms of the proposed Transfer, including the purchase price, the method of payment, reasonable evidence that such payment can be made in a timely manner by the proposed transferee and the identity of the proposed transferee.

                (b) Within twenty days of receipt of the First Offering Notice, the OP may elect to purchase all or part of the Transfer Interest for the price proposed to be paid by such third party (the "First Refusal Price") upon the same terms and conditions as are being offered by the proposed transferee. Notice indicating whether or not such election to purchase shall be exercised by the OP (the "First Reply Notice") must be given in writing to the Transferring Partner and shall set forth (i) the amount of Transfer Interest to be purchased, if any, and (ii) the remaining balance of the Transfer

Interest, if any. Failure to give such notice within twenty days shall be equivalent to an election not to purchase any of the Transfer Interest.

                (c) Within five days after the Transferring Partner receives the First Reply Notice, the Transferring Partner shall offer the Transfer Interests not purchased by the OP as indicated by the First Reply Notice, if any, to the Partnership by written notice (the "Second Offering Notice"), which notice shall set forth the balance of Transfer Interest remaining and all other information which was contained in the First Offering Notice.

                (d) Within ten days of receipt of the Second Offering Notice, the Partnership may elect to purchase all or part of the remaining Transfer Interest for the First Refusal Price upon the same terms and conditions as are being offered by the proposed transferee or, at the Partnership's election, for the cash equivalent to the First Refusal Price. Notice indicating whether or not such election to purchase shall be exercised by the Partnership (the "Second Reply Notice") must be given in writing to the Transferring Partner and shall set forth (i) the amount of Transfer Interest to be purchased by the Partnership, if any, and (ii) the remaining balance of the Transfer Interest, if any. Failure to give such notice within ten days shall be equivalent to an election not to purchase any of the Transfer Interest.

                (e) Within five days after the Transferring Partner receives the Second Reply Notice, the Transferring Partner shall offer the Transfer Interests not purchased by Partnership as indicated by the Second Reply Notice, to the Nontransferring Partners by written notice (the "Third Offering Notice"), which notice shall set forth the balance of Transfer Interest remaining and all other information which was contained in the First Offering Notice.

                (f) Within ten days of receipt of the Third Offering Notice, any or all Nontransferring Partners may elect to purchase all or part of the remaining Transfer Interest for the First Refusal Price upon the same terms and conditions as are being offered by the proposed transferee or, at the Nontransferring Partner's election, for the cash equivalent to the First Refusal Price. Notice indicating whether or not such election to purchase shall be exercised by the Nontransferring Partner (the "Third Reply Notice") must be given in writing to the Transferring Partner and shall set forth (i) the amount of Transfer Interest to be purchased by the Nontransferring Partner, if any, and
(ii) the remaining balance of the Transfer Interest, if any. If the aggregate Interests set forth in the Third Reply Notices exceed the aggregate Interests in the Third Offering Notice, the right to purchase the Transfer Interests shall be determined in proportion to the respective Percentage Interests of the Partners delivering Third Reply Notices. Failure to give such notice within ten days shall be equivalent to an election not to purchase any of the Transfer Interest.

                (g) Within five days after the Transferring Partner receives the last timely Third Reply Notice, the Transferring Partner shall offer the Transfer Interests not purchased by

Nontransferring Partners as indicated by the Third Reply Notice(s), to the General Partner by written notice (the "Fourth Offering Notice"), which notice shall set forth the balance of Transfer Interest remaining and all other information which was contained in the First Offering Notice.

                (h) Within ten days of receipt of the Fourth Offering Notice, the General Partner may elect to purchase all or part of the remaining Transfer Interest for the First Refusal Price upon the same terms and conditions as are being offered by the proposed transferee. Notice indicating whether or not such election to purchase shall be exercised by the General Partner (the "Fourth Reply Notice," together with the First Reply Notice, the Second Reply Notice and the Third Reply Notice, the "Transfer Interest Reply Notices") must be given in writing to the Transferring Partner and shall set forth (i) the amount of Transfer Interest to be purchased by the General Partner, if any, and
(ii) the remaining balance of the Transfer Interest, if any. Failure to give such notice within ten days shall be equivalent to an election not to purchase any of the Transfer Interest.

                (i) The closing of all purchases, if any, indicated by the Transfer Interest Reply Notices shall take place within thirty days after the Transferring Partner receives the last timely and valid Transfer Interest Notice.

                (j) Following ten days after the receipt of the Fourth Reply Notice and if such notice indicates a remaining balance of the Transfer Interest, the Transferring Partner may proceed with the Transfer of remaining Transfer Interests not accepted in any of the Transfer Interest Reply Notices to the third party identified in the First Offering Notice upon the terms and conditions set forth in the First Offering Notice.

                (k) If the Transferring Partner does not Transfer his or her Transfer Interest within thirty days after the date of receipt of the Fourth Reply Notice by the Transferring Partner, any Transfer shall once again be subject to Section 9.1 and this Section 9.2.

        9.3 Effect of Transfer. No assignee or transferee of all or part of a Limited Partner's Interest shall have the right to become a substituted Limited Partner, unless:

                (a) the transferor has stated such intention in the instrument of assignment;

                (b) the transferor or the transferee has paid all reasonable expenses of the Partnership in connection with the admission of the transferee as a Limited Partner;

                (c) if requested by the General Partner, the transferee has delivered to the Partnership an opinion of counsel reasonably satisfactory to the General Partner that such transfer is exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws; and

                (d) the transferee has executed an instrument reasonably satisfactory to the General Partner accepting and adopting the provisions of this Agreement.

        Neither the Partnership nor the Partners shall be bound by any assignment or transfer until the transferor and transferee have fully complied with this Section 9.3.

        9.4 Section 754 Election. In the event of a transfer of all or part of an Interest, by sale, exchange, or operation of law, or in the event of the distribution of Partnership property to a Partner, the General Partner may, in its sole discretion, cause the Partnership to elect, pursuant to Section 754 of the Code, or corresponding provisions of subsequent law, to adjust the basis of Partnership property as provided in Sections 734 and 743 of the Code.

        9.5 Transfer by General Partner. The General Partner may transfer its Interest, in whole or in part, at any time and to any party, without the consent of the Limited Partners. Notwithstanding the foregoing, the General Partner may not transfer its Interest, in whole or in part, to a party that is not an Affiliate of the General Partner or the OP without the consent of a Majority-In-Interest of the Limited Partners other than the OP, provided that this consent shall cease to be required in the event the OP makes the offers described in Section 3.7(b) hereof.

10.     CONFIDENTIALITY; EXCHANGE OF CERTAIN INFORMATION

        10.1 Maintenance of Confidentiality. Each of the Limited Partners, other than the OP shall, during the term of this Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the Partnership, and of the other Partners or their Affiliates, (each, a "disclosing party") disclosed to it (the "Confidential Information"). Each of the Limited Partners other than the OP further agrees that it shall not use the Confidential Information during the term of this Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement. The Partnership and each Partner shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their employees, agents or consultants.

        10.2 Permitted Disclosures. Nothing herein shall prevent the Partnership, any Partner, or any employee, agent or consultant of the Partnership or any Partner (the "receiving party") from using, disclosing, or authorizing the disclosure of any information it receives in the course of the business of the Partnership which:

                (a) becomes publicly available other than through default hereunder by the receiving party;

                (b) is lawfully acquired by the receiving party from a source not under any obligation to the disclosing party regarding disclosure of such information;

                (c) is in the possession of the receiving party in written or other recorded form at the time of its disclosure hereunder; or

                (d) is non-confidentially disclosed to any third party by or with the permission of the disclosing party.

11.     POWER OF ATTORNEY

        11.1 Grant of Power. The General Partner is hereby granted the power and authority on behalf of each Limited Partner to execute any and all instruments and to do or have done all things deemed by the General Partner to be necessary or convenient to the business of the Partnership and shall, to the extent necessary therefore, irrevocably be and hereby is made, constituted and appointed for each Limited Partner, agent and attorney-in-fact for all purposes relative to creation, continuation and liquidation of the Partnership as a limited partnership for the conduct of its business. Without limitation of the foregoing, the General Partner shall have full power and authority to act in the name and on behalf of each Limited Partner in the execution, acknowledgment, verification and filing of the following documents:

                (a) a Certificate of Limited Partnership, as well as Certificates of Amendment thereto, under the laws of any county or state where the Partnership may elect to do business in which such certificates, affidavits or other documents creating, evidencing or preserving the Partnership as a limited or special partnership may or should, in the opinion of the General Partner, be filed and recorded;

                (b) any other instrument which may be required to be filed or recorded by the Partnership under the laws of any state or by any government agency, or which the General Partner deems it advisable to file and record.

        11.2 Nature of Power of Attorney. The Power of Attorney granted by each Limited Partner to the General Partner pursuant to Section 11.1:

                (a) is a special power of attorney coupled with an interest and is irrevocable;

                (b) may be exercised by the General Partner for all Limited Partners by a single signature of the General Partner by one of its officers, acting as attorney-in-fact for all the Limited Partners together, or by listing all of the Limited Partners and executing any instrument with a single signature of the General Partner by one of its officers, acting as attorney-in-fact for all of the Limited Partners together; and

                (c) shall survive the delivery of an assignment by a Limited Partner of all or any portion of its Interests in the Partnership, and where the assignee or transferee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner pursuant to Section 9.3, shall survive such admission and constitute a similar power of attorney from the substituted Limited Partner.

12.     INVESTMENT REPRESENTATIONS AND ACKNOWLEDGMENT

        12.1 Investment Purpose. Each Partner represents and warrants to the Partnership and to each other Partner that it has acquired the Interest for such Partner's own account, for investment only and not with a view to the distribution thereof, except to the extent provided in or contemplated by this Agreement.

        12.2 No Registration. The Interests have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), or under similar laws of any states in reliance upon exemptions under those acts. The sale or other disposition of the Interests is restricted as provided in this Agreement.

        12.3 Investor Status. Each Partner represents and warrants to the Partnership and to each other Partner that (a) it is an "Accredited Investor" within the meaning of Rule 501(a)(1) of the General Rules and Regulations of the Securities and Exchange Commission under the 1933 Act; (b) that it is a resident of the Commonwealth of Pennsylvania; (c) that it has the requisite knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in the Partnership and has determined that such an investment is a suitable investment; (d) that it can bear the economic risks of this investment and can afford the loss of its entire investment in the Partnership; (e) that it has sufficient liquid assets to make the capital contributions set forth in Section 3.1 and has adequate means of providing for its current needs and possible personal contingencies; (f) that it has no present or anticipated need for liquidity of an investment in the Partnership; and (g) that the investment cost of such Partner's Interest is reasonable in relation to its net worth and financial needs. Each Limited Partner has had the opportunity to ask questions of the officers of the General Partner concerning the Partnership and the terms of its investment in the Partnership, and all such questions have been answered to its satisfaction.

        12.4 Lack of Separate Legal Representation. Each Partner hereby acknowledges that (i) the General Partner, the OP and the Partnership are represented by the same legal counsel, Klehr, Harrison, Harvey, Branzburg & Ellers LLP, (ii) no legal counsel has been retained to represent the Limited Partners other than the OP as a group in connection with this Agreement or otherwise, and (iii) the attorneys and other professionals who perform services for the Partnership also perform services for the General Partner and other entities affiliated with the General Partner.

13.     MISCELLANEOUS

        13.1 Notice. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered personally or sent by overnight courier service, transmitted by fax, or sent by certified or registered mail, postage prepaid, to the address for such Partner set forth on the signature page hereto. Any such notice delivered personally shall be deemed to have been given on the date that it is so delivered, any notice sent by registered or certified mail or overnight courier service shall be deemed to have been given on the date following the date posted or otherwise sent and any notice sent by fax shall be deemed to have been given on the date it is dispatched. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

        13.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If a Partner who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the executor, administrator, guardian, conservator or other legal representative of the Partner may exercise all of the rights of the Partner for the purpose of settling such Partner's estate or administering such Partner's property, including the power the Partner had to give an assignee the right to become a Partner. If a Partner is a corporation, trust or other entity and is dissolved or otherwise terminated, the powers of that Partner may be exercised by its legal representatives or successors. The successor of a Limited Partner shall succeed to the right of the Limited Partner to receive allocations and distributions hereunder, and may be admitted as a Substituted Limited Partner in accordance with the provisions of Section 9.3, but shall not be deemed a Substituted Limited Partner, and shall not be entitled to voting rights hereunder, unless and until so admitted.

        13.3 Entire Agreement. This instrument contains the entire agreement of the Partners with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements of the Partners with respect thereto.

        13.4 Amendment. This Agreement may be amended only by the written consent of a Majority-In-Interest of all of the Partners, except (i) to effectuate the admission of substitute limited partners pursuant to Section 9,
(ii) to effectuate the issuance of new Partnership Interests pursuant to Section 3.6, which may be approved solely by the General Partner, or (iii) as set forth in Section 3.7; provided, however, that no such amendment shall dilute the relative interest of any Partner in the income, loss or distributions attributable to the ownership of an Interest in the Partnership without the written consent of the affected Partner (except such dilution as may result from the admission of additional Limited Partners, transfers of Partnership Interests or otherwise as contemplated by the terms of this Agreement).

        13.5 No Oral Modification. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the party or parties sought to be charged therewith; and no waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

        13.6 Severability. If any term, restriction or covenant of this Agreement is deemed illegal or unenforceable under the laws of Commonwealth of Pennsylvania (or any other law deemed by a court of competent jurisdiction to be controlling), all other terms, restrictions and covenants hereof, and the application thereof to all persons and circumstances subject hereto, shall remain unaffected to the extent permitted by law, provided that the economics of the transactions contemplated herein are not materially affected thereby; and if any application of any term, restriction or covenant of this Agreement to any person or circumstance is deemed illegal or unenforceable, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

        13.7 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        13.8 Schedules. The Schedules to this Agreement shall be deemed to be a part of this Agreement and incorporated herein by reference as if fully set forth in the text of this Agreement.

        13.9 Pronouns, etc. Any pronoun and any variation thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the undersigned may require.

        13.10 Assignment. No Partner may assign this Agreement or any of its rights hereunder, including all or any part of its Interest, or delegate the performance of any of its obligations hereunder, except in accordance with the provisions of Section 9.

        13.11 Publicity. No press release or other public announcement related to this Agreement or the Partnership or the transactions contemplated hereby shall be issued by any Limited Partner.

        13.12 No Third Party Beneficiaries. Except as and if otherwise expressly provided in this Agreement, nothing in this Agreement shall be construed as giving any person, firm, corporation, governmental entity, agency or authority or other entity, other than the parties hereto, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

        13.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein. Each of the Partners hereby expressly submits itself generally and unconditionally to the personal jurisdiction of any U.S. or state court which would have jurisdiction over the subject matter of an action to enforce any or all of the terms of this Agreement or to recover damages for a breach of any of its provisions.

        13.14 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

             [The remainder of this page intentionally left blank.]

        The parties hereto, intending to be legally bound, have caused this Limited Partnership Agreement to be executed and delivered by their respective duly authorized representatives as of the date first above written.

                            GENERAL PARTNER

                            First States Management, LLC


                            By: ----------------------------------------
                                Name: Nicholas Schorsch
                                Title: Manager

                            Address: c/o American Financial Realty Trust
                                     1725 The Fairway
                                     Jenkintown, PA 19046

                            LIMITED PARTNERS


                            --------------------------------------------
                            Name:    Nicholas Schorsch
                            Address: Glen Court
                                     1560 Warner Road
                                     Meadowbrook, PA 19046


                            --------------------------------------------
                            Name:    Steven Gross
                            Address: c/o Gross & Company
                                     2655 Philmont Avenue
                                     Huntingdon Valley, PA 19006


                            --------------------------------------------
                            Name:    Irvin G. Schorsch, III
                            Address: 1573 Warner Road
                                     Meadowbrook, PA 19046

                            --------------------------------------------
                            Name:    Peter A. Schorsch
                            Address: 1644 Warner Road
                                     Meadowbrook, PA 19046

                            The Irrevocable Agreement of Trust of Roger R. Kehr


                            By:
                               -----------------------------------------
                            Name: Florence Kehr, Trustee under the Agreement
                                  of Trust dated _______________, 1999
                            Address: 101 113th Street
                                     Stone Harbor, NJ 08247


                            --------------------------------------------
                            Name:    Henry Faulkner, III
                            Address: 1840 Huntingdon Road
                                     Huntingdon Valley, PA 19006


                            --------------------------------------------
                            Name:    Jeffrey Kahn
                            Address: c/o Kahn & Company
                                     1075 Virginia Drive
                                     Suite 100
                                     Fort Washington, PA 19034


                            --------------------------------------------
                            Name:    Charles Kahn, Jr.
                            Address: c/o Kahn & Company
                                     1075 Virginia Drive
                                     Suite 100
                                     Fort Washington, PA 19034

                            L.D.D. Investment Company, a Pennsylvania general partnership

                            By:
                               -----------------------------------------
                                     Name: Louis Davis
                                     Title: General Partner
                            Address: 1344 Gilbert Road
                                     Meadowbrook, PA 19046


                            Hidden Glen Trust


                            By:
                               -----------------------------------------
                                     Name: Anita V. Schorsch, Trustee under the
                                     Agreement of Trust dated [________], 1999
                            Address: 1591 Warner Road
                                     Meadowbrook, PA 19046


                            Meadow Court Trust


                            By:
                               -----------------------------------------
                                     Name:Shelley D. Schorsch, Trustee under the
                                     Agreement of Trust dated [_________], 1999
                            Address: 1560 Warner Road
                                     Meadowbrook, PA 19046


                            Arlington Cemetery Company


                            By:
                               -----------------------------------------
                                     Name: Mr. Irvin Schorsch, II
                            Address: 1591 Warner Road
                                     Meadowbrook, Pennsylvania 19046


                            --------------------------------------------
                            Name:    Jeffery Perelman
                            Address: c/o JEP Management, Inc.
                                     Plymouth Corporate Center

                                     Building E-Suite 210
                                     625 Ridge Pike
                                     Conshohocken, PA 19428


                            --------------------------------------------
                            Name:    Allen Spivak
                            Address: 713 Waverley Road
                                     Bryn Mawr, PA 19010

                            First States Group, L.P.

                            By: First States Group, LLC


                            By:
                               -----------------------------------------
                                     Name: Nicholas Schorsch
                            Address: 1725 The Fairway
                                     Jenkintown, PA 19046

                                   SCHEDULE I

                               Certain Definitions

        As used in this Agreement, the following terms shall have the meanings given them below:

        1. "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

        (i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

        (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6).

        The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        2. "Affiliate" shall mean any entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with a party hereto. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the ownership or control of securities possessing at least 50% of the voting power of all outstanding voting securities of an entity or the power to otherwise direct or cause the direction of the management and policies of such entity, whether through the ownership of voting stock or similar rights. For the purposes of this definition, partnerships, joint ventures or similar entities, a majority-in-interest of whose partners, venturers or other owners is a party hereto and/or an Affiliate of a party hereto, shall be deemed to be Affiliates of such party.

        3. "Bankruptcy" shall be deemed to have occurred when a Person is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, indicates its consent to, approval of or acquiescence in any such proceeding, has appointed for it or for any substantial part of its property any receiver or trustee, or suffers any such receivership or trusteeship undischarged for a period of thirty (30) days.

                                     - I-1 -

        4. "Capital Account" shall mean, with respect to a Partner, such Partner's capital account established and maintained in accordance with the provisions of Section 3.1 and, if applicable, Section 3.2.

        5. "Capital Contribution" shall mean, with respect to any Partner, the aggregate amount of money and the fair market value of any property other than money contributed to the Partnership by such Partner (net of any associated liabilities assumed by the Partnership).

        6. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

        7. "Depreciation" means, for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such fiscal year, except that if the Tax Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year, Depreciation shall be determined in accordance with Treasury Regulations Section 1.704-3(d)(2) or Section 1.704-1(b)(2)(iv)(g)(3), whichever is applicable.

        8. "Exempt Income" shall mean the income and gain of the Partnership that is exempt from federal income tax.

        9. "Family Member" shall mean the spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law of a Partner and any trust whose beneficiaries are one or more of the Partner and such persons or any partnership or other entity whose owners are one or more of the Partner and such persons.

        10. "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

        11. "Income" means the gross income and gains of the Partnership (as computed for federal income tax purposes) plus (a) income of the Partnership exempt from tax and described in Code Section 705(a)(1)(B), (b) the excess, if any, of the fair market value of distributed property over its Tax Book Value and (c) the amount of any increase in the Tax Book Value of the Partnership's property pursuant to Section 7.7 hereof. In computing Income, items of income and gain relating to Partnership assets shall be computed based upon the Tax Book Values of the Partnership assets rather than upon the assets' adjusted basis for federal income tax purposes.

        12.     "Interest" shall mean an ownership interest in the Partnership.

        13.     "IRS" shall mean the Internal Revenue Service.

        14. "Loss" means the deductions and gross losses of the Partnership (as computed for federal income tax purposes) plus (a) items of expenditure described in Code Section 705(a)(2)(B),

                                     - I-2 -

(b) the excess, if any, of the Tax Book Value of the distributed property over its fair market value and (c) the amount of any decrease in the Tax Book Value of the Partnership's property pursuant to Section 7.7 hereof. In computing Loss, items of deduction and loss relating to Partnership assets shall be computed based upon the Tax Book Values of the Partnership assets rather than upon the assets' adjusted basis for federal income tax purposes.

        15. "Majority-In-Interest" shall mean Partners holding a Percentage Interest of at least 50.01% of the Percentage Interest held by all Partners voting on, approving or consenting to such issue.

        16. "Minimum Gain" shall have the meaning specified in Treasury Regulation Section 1.704-2(d).

        17. "Net Cash Flow" shall mean the amount determined by the General Partner in accordance with the following principles: Net Cash Flow during any period shall be the excess, if any, of (a) the sum of (1) the gross receipts of the Partnership (as determined in accordance with the cash receipts and disbursements method of accounting) during such period, but without regard to any amounts that are taken into account in determining Net Proceeds of Sales or Refinancings, (2) all amounts contributed to the Partnership during such period by any Partner, and (3) any amounts released during such period by the General Partner from any reserve maintained by the Partnership, over (b) the sum of (1) all expenditures of the Partnership (as determined under the aforesaid method of accounting) during such period, (2) all amounts applied during such period in payment of interest or principal on any borrowing of the Partnership, and (3) any amount added during such period by the General Partner to reserves for working capital, contingencies, replacements, expansions, acquisitions, or other expenditures of the Partnership. Releases and additions to the reserves described in this definition shall be made by the General Partner.

        18. "Net Proceeds of Sales or Refinancings" shall mean the net cash proceeds from sales, other dispositions or Refinancings of Partnership property, less any portion thereof used to establish reserves, all as determined by the General Partner, and shall include all principal and interest payments received with respect to any note or other obligation received by the Partnership in connection with a sale or other dispositions of Partnerships property.

        19. "Partner" shall mean the General Partner and each Limited Partner collectively.

        20. "Partner Minimum Gain" shall mean partner nonrecourse debt minimum gain as set forth in Treasury Regulation Section 1.704-2(i)(2).

        21. "Partnership" shall mean the Pennsylvania limited partnership continued by the Partners under the Act pursuant to this Agreement.

                                     - I-3 -

        22. "Partnership Items" shall mean items of Partnership income (including Exempt Income), gain, loss, deduction, and nondeductible expenditure, as determined for federal income tax purposes.

        23. "Percentage Interest" shall mean the percentage ownership interest of each Partner in the Partnership as set forth in Schedule II.

        24. "Person" shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

        25.     "Tax Book Value" shall have the meaning set forth in Section
7.7.

        26. "Treasury Regulations" shall mean the income tax regulations promulgated under the Code, as may be amended from time to time (including corresponding provisions of succeeding regulations).

        Definitions. As used in this Agreement, the following terms shall have the respective meanings specified on the pages indicated below.

Defined Term                                                              Page
------------                                                           -------
1933 Act ..............................................................     21
Accredited Investor ...................................................     21
Acquisition Price .....................................................      5
Act ...................................................................      1
Agreement .............................................................      1
Bank Property .........................................................      3
Business ..............................................................      3
Confidential Information ..............................................     19
Contribution Agreement ................................................      1
disclosing party ......................................................     19
Dissolution Event .....................................................     14
First Offering Notice .................................................     16
First Refusal Price ...................................................     16
First Reply Notice ....................................................     17
First States Partners II, L.P. ........................................      2
Fourth Offering Notice ................................................     18
Fourth Reply Notice ...................................................     18
General Partner .......................................................      1
Indemnified Parties ...................................................     11
Limited Partner ........................................................     1
Liquidator ............................................................     14

                                     - I-4 -

Nontransferring Partners ..............................................     16
OP ....................................................................      1
partner nonrecourse debt ..............................................      7
Partnership ...........................................................      1
partnership nonrecourse liabilities ...................................      7
Partnership Units .....................................................      1
Pre-existing Limited Partners .........................................      1
Pre-existing Limited Partnership Agreement ............................      1
receiving party .......................................................     19
REIT ..................................................................      1
Regulatory Allocations ................................................      7
Second Offering Notice ................................................     17
Second Reply Notice ...................................................     17
Tax Book Value ........................................................     13
tax matters partner ...................................................     12
Third Offering Notice .................................................     17
Third Reply Notice ....................................................     17
Transfer ..............................................................     16
Transfer Interest .....................................................     16
Transfer Interest Reply Notices .......................................     18
Trigger Date ..........................................................      5
Transferring Partner ..................................................     16

                                     - I-5 -

                                   SCHEDULE II

                               PERCENTAGE INTEREST

                  PARTNER                        PERCENTAGE      ADJUSTED PERCENTAGE
                                                  INTEREST            INTEREST
        -----------------------------------    --------------    -------------------
        GENERAL PARTNER:

        First States Management, LLC              1.5100%              1.5100%

        LIMITED PARTNERS:

        Nicholas Schorsch                         3.0008%              4.0920%

        Steven Gross                              0.8206%              1.1190%

        Meadow Court Trust                        1.0780%              1.4700%

        Irvin G. Schorsch, III                    0.5753%              0.7845%

        Peter A. Schorsch                         0.5225%              0.7125%

        Irrevocable Agreement of Trust of         0.9614%              1.3110%
        Roger R. Kehr

        Henry Faulkner, III                       0.9867%              1.3455%

        Jeffrey Kahn                              0.6402%              0.8730%

        Charles Kahn, Jr.                         0.4290%              0.5850%

        L.D.D. Investment Company                 0.3388%              0.4620%

        Hidden Glen Trust                         0.1507%              0.2055%

        Jeffrey Perelman                          0.2629%              0.3585%

        Allen Spivak                              0.8382%              1.1430%

        Arlington Cemetery Company                0.3949%              0.5385%

        First States Group, L.P.                 87.4900%             83.4900%
        TOTAL                                   100.0000%            100.0000%

                                    - II-1 -